www.darden.com
Red Lobster® Olive Garden® Bahama Breeze® Smokey Bones® Seasons 52®

NEWS/INFORMATION
Darden Restaurants, Inc	RARE Hospitality International, Inc
Corporate Relations	8215 Roswell Road
P.O. Box 593330	Atlanta, GA 30350
Orlando, FL 32859

Darden Contacts:
	(Analysts) Matthew Stroud	(407) 245-6458
	(Media) Bob McAdam	(407) 245-5366

RARE Contacts:
	(Analysts) W. Douglas Benn	(770) 399-9595
	(Media) Ellen Moran	(404) 266-7561

FOR RELEASE
August 16, 2007
4:45 PM ET

 DARDEN RESTAURANTS ANNOUNCES TENDER OFFER
TO PURCHASE RARE HOSPITALITY FOR $38.15 PER SHARE;
FURTHER POSITIONS DARDEN AS A LEADER IN THE RESTAURANT INDUSTRY

ORLANDO, FL, and ATLANTA, GA, August 16 – Darden Restaurants, Inc. (NYSE:DRI) and RARE Hospitality International, Inc. (NASDAQ:RARE), today jointly announced a definitive agreement under which Darden will make a tender offer to purchase RARE’s outstanding common stock for $38.15 per share in cash, or approximately $1.4 billion in total purchase price. The all-cash offer represents a 39% per share premium over RARE’s average closing stock price for the past 30 days. The transaction received unanimous approval by the boards of directors of both companies. Darden will finance the acquisition through cash and newly committed credit facilities. Darden expects to commence the tender offer for all outstanding shares of RARE common stock on August 31, 2007. The transaction is expected to be neutral to Darden’s earnings per share in fiscal year 2008, excluding one-time transaction and integration related costs and the impact of purchase price accounting adjustments.

With annual sales of $1.0 billion, RARE Hospitality currently owns, operates and franchises 317 restaurants, including 287 LongHorn Steakhouse restaurants and 28 Capital Grille restaurants. LongHorn Steakhouse is a leader in the casual dining steakhouse category. The Capital Grille is a leader in the premium steakhouse category, with one of the highest average unit volumes and return on invested capital in the industry.

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“The combined organization is strongly positioned to capture the long-term growth opportunity in full-service restaurants,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “Darden has been extremely successful for over a decade in delivering industry-leading same-restaurant sales and earnings growth and top quartile S&P 500 total shareholder returns. RARE Hospitality’s two outstanding brands and the talented leadership and restaurant teams behind them enhance Darden’s entire organization, but particularly our unit growth prospects. Darden brings expertise in operations excellence, brand management, and national advertising and real estate development that will help each of RARE’s brands more successfully realize their national expansion potential. And, we see significant synergies from increased efficiency and effectiveness in purchasing, distribution and other restaurant and corporate support. With all these benefits, we believe the combination of Darden and RARE leaves us better positioned to continue to deliver into the future the top quartile value for shareholders that’s been a hallmark of each company.”

Philip J. Hickey, Jr. Chairman and Chief Executive Officer of RARE Hospitality stated “We believe this transaction represents a compelling realization of value for RARE’s shareholders, offers tremendous opportunity for our team members, and puts our brands even more firmly on a path to achieving their full potential. The purchase price represents a meaningful premium over our recent trading range, and a chance for our shareholders to capture the value that has been created at RARE over the last several years. For our team members, it means becoming a part of one of the most successful restaurant companies in history. Darden has the right culture and the resources to help LongHorn and Capital Grille prosper in an intensely competitive industry.”

Highlights

  Darden has agreed to purchase RARE Hospitality for $38.15 per share, representing a 39% premium to RARE’s average closing stock price for the past 30 days.
  The total value of the transaction is $1.4 billion, which includes RARE’s outstanding debt and capital lease obligations which Darden will assume on the close.
  Darden will utilize a $1.2 billion senior interim credit facility and a $700 million senior revolving credit facility to finance the transaction. Bank of America is the lead arranger on the senior interim credit facility and the senior revolving credit facility.
  Darden anticipates that enhanced sales growth opportunities and meaningful cost synergies exist, driven by supply chain and purchasing integration, increased advertising effectiveness and consolidation of corporate and restaurant support infrastructure.
  RARE Hospitality’s talented team of leaders will remain with the combined company following the transition. Gene Lee, RARE’s President and Chief Operating Officer, will become President of Darden’s new Specialty Restaurant Group, which will include Capital Grille, Bahama Breeze and Seasons 52. Leadership of LongHorn Steakhouse will continue to be provided by David George, who will remain its President, and John Martin will continue to lead Capital Grille as its President.
  LongHorn Steakhouse will report to Drew Madsen, Darden’s President and Chief Operating Officer, along with Darden’s Red Lobster and Olive Garden brands and its Supply Chain, Development and Group Human Resources functions. Lee will join the Darden Operating Team, which is headed by Madsen, and the Darden Executive Team, headed by Otis.

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  Phil Hickey, RARE’s Chairman and Chief Executive Officer, has agreed to serve for 12 months as an exclusive advisor to Otis and the Darden Executive Team in connection with the integration and execution of the combined company’s growth strategy. W. Douglas Benn, RARE’s Chief Financial Officer, will continue with the combined company as a senior leader of the team with day-to-day responsibility for integration.

The tender offer, which is expected to close in October 2007, is subject to regulatory clearances and other customary terms and closing conditions, including a termination fee equal to 2.9% of the fully diluted equity value of the transaction payable to Darden under certain circumstances. Lehman Brothers Inc. acted as lead financial advisor and Bank of America acted as co-financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal counsel to Darden on the transaction, and Wachovia Securities and RBC Capital Markets acted as financial advisors and Alston & Bird LLP acted as legal counsel to RARE.

Darden Restaurants, Inc. and RARE Hospitality International, Inc. will hold a conference call to discuss these events on Friday, August 17 at 8:30 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.darden.com or www.rarehospitality.com and clicking on Investor Relations or by going to www.videonewswire.com/event.asp?id=41936. Participants are encouraged to go to the selected website at least 15 minutes early to register, download, and install any necessary audio software. The archived webcast will also be available on the home page of each company's website through September 17, 2007.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates nearly 1,400 Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones and Seasons 52 restaurants with annual sales of $5.6 billion.

Important Legal Information

The tender offer described herein has not commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of RARE Hospitality. At the time the tender offer is commenced, Darden Restaurants, Inc. intends to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and RARE Hospitality intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. These documents will contain important information about the tender offer that should be read carefully before any decision is made with respect to the tender offer. These materials will be made available to the shareholders of RARE at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC's web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.rarehospitality.com or www.darden.com. In addition, RARE shareholders may obtain free copies of the documents filed with the SEC when available by contacting RARE’s Investor Relations at (770) 399-9595. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by RARE or Darden with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room.

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Forward-looking statements in this news release are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements could address future economic performance, restaurant openings, various financial parameters, or similar matters. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden Restaurants, Inc.’s and RARE Hospitality International, Inc’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include successful completion of the proposed acquisition on a timely basis, the impact of regulatory review on the proposed acquisition, the ability to achieve synergies following completion of the proposed acquisition, the impact of intense competition, changing economic or business conditions, the price and availability of food, ingredients and utilities, labor and insurance costs, increased advertising and marketing costs, higher-than-anticipated costs to open or close restaurants, litigation, unfavorable publicity, a lack of suitable locations, government regulations, a failure to achieve growth objectives through the opening of new restaurants or the development or acquisition of new dining concepts, weather conditions, risks associated with our plans to expand our newer concepts Bahama Breeze and Seasons 52, the closure and disposition of certain Smokey Bones restaurants and the anticipated sale of the remaining Smokey Bones restaurants, and other factors and uncertainties discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

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